Exhibit 3.2

AMENDMENT NO. 2 TO

BY-LAWS

OF

EYEPOINT PHARMACEUTICALS, INC.

THIS AMENDMENT NO. 2 TO THE BY-LAWS OF EYEPOINT PHARMACEUTICALS, INC. (this “Amendment”) is authorized, approved and adopted effective as of December 8, 2025 (the “Effective Date”).

WHEREAS, the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which possesses the authority to amend the By-laws of the Company (the “By-laws”) pursuant to Section 12.1 of such By-laws and Article 8 of the Company’s Certificate of Incorporation, as amended, has authorized, approved and adopted the following Amendment to the By-laws, effective as of the Effective Date:

1. The title of the By-laws is hereby amended and restated in its entirety as follows:

“By-Laws of EyePoint, Inc.”

IN WITNESS WHEREOF, EyePoint Pharmaceuticals, Inc. has caused this Amendment to be signed by Ron Honig, the duly authorized Secretary of the Corporation, as of the date first written above.

By:	/s/ Ron Honig
Name:	Ron Honig
Title:	Chief Legal Officer

[Signature Page to By-laws Amendment]